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                                                                     EXHIBIT 5.1


                             GARDERE & WYNNE, L.L.P.













(214) 999-3000


                               September 25, 2000


TransTexas Gas Corporation
Galveston Bay Processing Corporation
Galveston Bay Pipeline Company
363 North Sam Houston Parkway East
Suite 1900
Houston, Texas  77060

Ladies and Gentlemen:

         We have served as counsel for TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), Galveston Bay Processing Corporation, a Delaware corporation ("Processing"), and Galveston Bay Pipeline Company, a Delaware corporation ("Pipeline") (Processing and Pipeline being collectively herein called the "Guarantors" and TransTexas and the Guarantors being collectively herein called the "TransTexas Entities"), in connection with the Registration Statement on Form S-1 (Registration No. 333-38252), as amended to this date (as so amended, the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of:

         (i) an aggregate $200,000,000 principal amount of the Company's 15% Senior Secured Notes due 2005 (the "Notes") issued pursuant to that certain indenture between the Company, the Guarantors and Firstar Bank, N.A., as Trustee (the "Trustee"), dated as of March 15, 2000 (the "Indenture");

         (ii) the guarantee of the Notes, jointly and severally, by each of Processing (the "Processing Guarantee") and Pipeline (the "Pipeline Guarantee" and, together with the Processing Guarantee, collectively, the "Guarantees") contained in the Indenture;

         (iii) 328,667,820 shares of the Company's Series A Senior Preferred Stock (the "Senior Preferred Stock");

         (iv) 37,469,711 shares of the Company's Series A Junior Preferred Stock (the "Junior Preferred Stock" and, together with the Senior Preferred Stock, collectively, the "Preferred Stock");


         (v) 62,963,376 shares of the Company's Class A Common Stock;


         (vi) 247,500 shares of the Company's Class B Common Stock; and



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TransTexas Gas Corporation
Galveston Bay Processing Corporation
Galveston Bay Pipeline Company
September 25, 2000
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         (vii) 515,625 Class A Common Stock Purchase Warrants of the Company
(the "Warrants").

The Preferred Stock, the Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Stock." The Stock, the Notes and the Warrants are collectively referred to herein as the "Securities." Unless otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Indenture.

         We have examined the Registration Statement, the Indenture (including the Guarantees) and the Warrant Agreement dated March 15, 2000 between TransTexas and ChaseMellon Shareholder Services, LLC pursuant to which the Warrants were issued (the "Warrant Agreement"). We also have examined the Amended and Restated Certificate of Incorporation of TransTexas, as amended through the date hereof (the "Certificate of Incorporation"), the Certificates of Designation governing the Senior Preferred Stock and the Junior Preferred Stock, as amended through the date hereof (the "Certificates of Designation"), the Securities, the Registration Statement, the prospectus in the form filed with the Securities and Exchange Commission as part of the Registration Statement (the "Prospectus"), and such other documents and such questions of law as we have deemed necessary to render the opinions expressed below.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copied documents. We have also assumed, with respect to all Persons other than the TransTexas Entities, that such Persons had the power (corporate or otherwise) to enter into and perform all of their obligations under the Indenture and the Warrant Agreement, the due authorization by all requisite action (corporate or otherwise) on the part of such Persons, the due execution and delivery by such Persons of such documents, and the legality, validity, and binding effect of such documents, enforceable against such Persons. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements, certificates and representations of officers and other representatives of the TransTexas Entities and others.

         Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

         1. The Notes constitute legal, valid and binding obligations of TransTexas and are enforceable against TransTexas in accordance with their terms and the terms of the Indenture.

         2. The Processing Guarantee constitutes a legal, valid and binding obligation of Processing and is enforceable against Processing in accordance with the terms of the Indenture.

         3. The Pipeline Guarantee constitutes a legal, valid and binding obligation of Pipeline and is enforceable against Pipeline in accordance with the terms of the Indenture.



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TransTexas Gas Corporation
Galveston Bay Processing Corporation
Galveston Bay Pipeline Company
September 25, 2000
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         4. The Warrants constitute legal, valid and binding obligations of
TransTexas and are enforceable against TransTexas in accordance with the terms of the Warrant Agreement.

         5. The shares of the Stock that are currently issued and outstanding are duly authorized, validly issued, and fully paid and nonassessable.

         6. The Preferred Stock reserved for issuance to pay dividends in kind on currently issued and outstanding Preferred Stock, when issued in accordance with the terms of the applicable Certificate of Designation governing such Preferred Stock, will be duly authorized, validly issued, and fully paid and nonassessable.

         7. The Class A Common Stock reserved for issuance upon any mandatory conversion described in the Certificate of Designation governing the Senior Preferred Stock, when issued in accordance with the terms of the Certificate of Designation governing the Senior Preferred Stock, will be duly authorized, validly issued, and fully paid and nonassessable.

         8. The Class A Common Stock reserved for issuance upon any mandatory conversion described in the Certificate of Designation governing the Junior Preferred Stock, when issued in accordance with the terms of the Certificate of Designation governing the Junior Preferred Stock, will be duly authorized, validly issued, and fully paid and nonassessable.

         9. The Class A Common Stock reserved for issuance upon the conversion of the Class B Common Stock to Class A Common Stock, when issued in accordance with Article IV of the Certificate of Incorporation, will be duly authorized, validly issued, and fully paid and nonassessable.

         10. The Class A Common Stock reserved for issuance upon exercise of the Warrants, when issued and delivered in accordance with the terms of the Warrants and the Warrant Agreement (including for the for consideration stated in the Warrants and Warrant Agreement), will be duly authorized, validly issued, and fully paid and nonassessable.

         The opinions expressed above are subject to the following qualifications:

         A. The legality, validity, binding effect and enforceability of the Notes, the Indenture, the Guarantees and the Warrants may be limited by (i) federal or state constitutional requirements or applicable federal, state or local laws, regulations or court decisions, but such constitutional requirements, laws, regulations or court decisions should not, in our opinion, materially interfere with the practical realization of the primary legal benefits purported to be conferred by the Notes, the Indenture, the Guarantees or the Warrants (with no opinion expressed as to the economic consequences of any judicial, administrative or other procedural delay that may be imposed by, relate to, or result from such constitutional requirements, laws, regulations or court decisions); (ii) equitable principles of general application (whether considered in a proceeding in equity or at law) and judicial discretion that may limit or affect the availability or granting of certain equitable remedies (such as specific performance) in certain instances; and (iii)


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TransTexas Gas Corporation
Galveston Bay Processing Corporation
Galveston Bay Pipeline Company
September 25, 2000
Page 4


bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

         B. We express no opinion herein with respect to the title of TransTexas to any of its property subject to, or to the nature and extent of, the liens and security interests created by or pursuant to the Indenture for the benefit of the holders of the Notes.

         C. We express no opinion herein with respect to the priority of any liens and security interests created by or pursuant to the Indenture for the benefit of the holders of the Notes.

         D. The opinions expressed herein are limited to the laws of the United States of America, the laws of the State of Texas, and the corporate laws of the State of Delaware, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction. We have assumed that the laws of the State of New York, which purport to govern the Notes, the Indenture and the Warrant Agreement, are the same as the laws of the State of Texas with respect to the legality, validity, binding effect and enforceability of the Notes, the Guarantees and the Warrant Agreement.

         E. Because we have not reviewed all of the Securities, for purposes of the opinions expressed herein, we have assumed that the Securities delivered to the holders of the Securities contain signatures identical to those on the forms of the Securities reviewed by us.

         We consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the heading "Legal Matters." Our consent, however, is not an admission that we come within the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,

                                             GARDERE & WYNNE, L.L.P.



                                             By: /s/ C. ROBERT BUTTERFIELD
                                                -------------------------------
                                                C. Robert Butterfield, Partner